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                     THIRD AMENDMENT TO AGREEMENT FOR MERGER


     This Third Amendment dated as of January 22, 1997 to that certain Agreement for Merger dated November 13, 1996, as previously amended by that certain First Amendment to Merger Agreement dated as of November 19, 1996 and that certain Second Amendment to Merger Agreement dated as of December 4, 1996 (the "Merger Agreement"), is by and among Touch Tone America, a California corporation ("TTA"), Touch Tone/Arcada, Inc., a Washington corporation and wholly-owned subsidiary of TTA ("Newco"), S.V.V. Sales, Inc., a Washington corporation d/b/a Arcada Communications, Inc. ("Arcada"), Robert Leppaluoto and Keith Leppaluoto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     TTA, Newco and Arcada hereby desire to amend certain portions of the Merger Agreement.

     In consideration of the above and the mutual covenants, terms and conditions set forth below, TTA, Newco and Arcada and, solely with respect to Sections 1(B) and 2(B) and (C) hereof, Robert Leppaluoto and Keith Leppaluoto, hereby agree as follows:

     1. AMENDMENT TO MERGER AGREEMENT

          A. Section 1(b) of the Merger Agreement is hereby amended by deleting such Section 1(b) in its entirety and replacing it with the following:

     "(b) CONVERSION OF ARCADA COMMON STOCK. Subject to the provisions below and in the Plan of Merger, at the Effective Time, all of the outstanding shares of common stock, no par value of Arcada ("Arcada Common Stock") shall be converted into the right to receive shares of common stock, no par value per share, of TTA ("TTA Common Stock") and shares of Series B Preferred Stock, no par value per share, of TTA, the terms of which are attached hereto as Exhibit B ("TTA Preferred Stock").

          (i) Subject to the provisions below and the provisions of the Plan of Merger, each outstanding shares of Arcada Common Stock will at the Effective Time be converted into the right to receive 250 newly issued shares of TTA Common Stock and thirty (30) shares of TTA Preferred Stock (collectively, the "Merger Consideration"), subject to the conditions set forth in this Agreement and in the Plan of Merger. No fractional shares of TTA Common Stock or TTA Preferred Stock will be issued. In lieu of any fractional shares, any holder of Arcada Common Stock who would otherwise be entitled to a fractional share of TTA Common Stock or TTA Preferred Stock will, upon surrender of his certificate or certificates representing the Arcada Common Stock outstanding immediately prior to the Effective Time, be paid the cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Average Price (as hereinafter defined). For the purposes of determining any such fractional share interests, all shares of Arcada Common Stock owned by an Arcada stockholder shall be combined so as to calculate the maximum number of whole shares of TTA Common Stock and TTA Preferred Stock issuable to such Arcada stockholder.

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          (ii) If between the date of this Agreement and the third Nasdaq Stock
Market trading day prior to the Effective Time, the shares of TTA Common Stock or Preferred Stock shall be changed into a different number of shares by reason of any recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of TTA Common Stock or Preferred Stock, as the case may be, issued in exchange for each share of Arcada Common Stock specified in Section 1(b)(i) shall be adjusted accordingly."

          B. Section 4.2(g) of the Merger Agreement is hereby amended by deleting such Section 4.2(g) in its entirety and replacing it with the following:

          "(g) The TTA Common Stock and TTA Preferred Stock to be issued in the Merger will have been duly authorized and, when issued in accordance with the Plan of Merger, (i) will be validly authorized and issued and fully paid and nonassessable and no stockholder of TTA will have any preemptive rights thereto and (ii) will be registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"). The TTA Common Stock to be issued in the Merger will be listed for trading on a national securities exchange of the Nasdaq Stock Market."

          C. Section 6 of the Merger Agreement is hereby amended by adding a new Section 6.19 at the end thereof as follows:

          "6.19. Each of Robert Leppaluoto and Keith Leppaluoto covenant and agree, effective as of the Effective Time to exchange an aggregate of $200,000 of presently outstanding debt owed them by Arcada into an aggregate of 200,000 shares of TTA Preferred Stock (the "Exchange Shares") and TTA Covenants and agrees to issue, at the Effective Time, the Conversion Shares, which Conversion Shares, when issued, shall be fully paid and nonassessable."

          D. The Merger Agreement is hereby amended by deleting Exhibit A thereto and replacing it with the form of Exhibit A attached hereto as Exhibit 1.

          E. The Merger Agreement is hereby amended by adding a new Exhibit B thereto at the end thereof in the form of Exhibit 2 hereto.

     2.  MISCELLANEOUS

          A. RATIFICATION. The parties hereto hereby ratify and approve the Merger Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Merger Agreement as amended hereby, are and remain in full force and effect.

          B. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.


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          C.   GOVERNING LAW.  This Amendment, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the state of Washington as applicable to contracts executed and delivered in Washington by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof. This agreement is being delivered in Seattle, Washington.

                      (This Space Intentionally Left Blank)



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     The parties hereto have executed this Third Amendment as of the date first set forth above.



                                   TOUCH TONE AMERICA, INC.



                                   By:  /s/ Michael Canney
                                      -------------------------------
                                   Its:  President


                                   S.V.V. SALES, INC.



                                   By:  /s/ Frank Bonadio
                                      -------------------------------
                                   Its:  President


                                   TOUCH TONE/ARCADA, INC.



                                   By: /s/ Michael Canney
                                      -------------------------------
                                   Its:  President

Solely with respect to Sections 1(B)
  and 2(B) and (C) hereof:



     /s/ Robert Leppaluoto
----------------------------------
     Robert Leppaluoto



      /s/ Keith Leppaluoto
-----------------------------------
     Keith Leppaluoto




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